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                                                                      EXHIBIT 16



April 27, 1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 21, 1998, of CommNet Cellular Inc. and are in agreement with the statements contained in the second, third and fourth paragraphs therein. We have no basis to agree or disagree with any other statements of the registrant contained therein.



                                             ERNST & YOUNG LLP